Exhibit 99.1

IR Contact:
Stephen Swett
(469) 250-5638
ir@monogramres.com

Media Contact:
Samantha DeVito
(214) 269-4406
sdevito@jacksonspalding.com

MONOGRAM RESIDENTIAL TRUST, INC. ANNOUNCES DAN SWANSTROM

AS CHIEF FINANCIAL OFFICER

-Howard Garfield Remains Chief Accounting Officer-

PLANO, Texas (August 24, 2015) — Monogram Residential Trust, Inc. (NYSE: MORE), (“Monogram” or the “Company”), an owner, operator and developer of luxury apartment communities in select markets across the United States, today announced the appointment of Dan Swanstrom as Executive Vice President and Chief Financial Officer-Elect, effective on October 26, 2015. Swanstrom will succeed Howard Garfield, who will remain with the Company as Senior Vice President — Planning, Treasurer, Chief Accounting Officer, and Assistant Secretary.  Mr. Garfield will also serve as interim Chief Financial Officer until the Company files its quarterly report on Form 10-Q for the third quarter with the SEC. Mr. Garfield will assist Mr. Swanstrom with the transition to Chief Financial Officer.

“With his extensive investment banking experience, Dan brings a deep understanding of capital markets, strategic transactions, and corporate finance.  Having advised the Company on its listing on the NYSE, Dan joins us well versed on our portfolio and strategy and will add additional depth to our management team,” stated Mark T. Alfieri, Chief Executive Officer, President and Chief Operating Officer of Monogram. Mr. Alfieri continued, “We are grateful to Howard for his six years of service as Chief Financial Officer of the Company and leadership through the listing process. Additionally, we are pleased that Howard will continue with Monogram in a key role, working closely with Dan during and after the transition. With this enhanced management team, we are well positioned to create long term shareholder value and excited for the future. “

Mr. Swanstrom joins Monogram following a successful nine-year career at Morgan Stanley, most recently serving as Executive Director in the Real Estate Investment Banking Group. During his tenure at Morgan Stanley, Swanstrom has managed the execution of public and private capital raises and mergers and acquisitions in excess of $25 billion.

“With its young portfolio of high-quality apartment communities and its substantial growth trajectory, this is an exciting time to be joining Monogram,” Mr. Swanstrom said. “I look forward to working with Mark, Howard, and the rest of the management team and contributing to Monogram’s continued success.”

About Monogram

Monogram Residential Trust, Inc. (“Monogram”), is a fully integrated self-managed real estate investment trust that invests in, develops and operates high quality multifamily communities offering location and lifestyle amenities. Monogram invests in stabilized operating properties and properties in various phases of development, with a focus on communities in select markets across the United States. Monogram’s portfolio includes investments in 54 multifamily communities in 11 states comprising 15,421 apartment homes.

Forward Looking Statements

This press release contains forward-looking statements relating to the business and financial outlook of Monogram Residential Trust, Inc. that are based on our current expectations, estimates, forecasts and projections and are not guarantees of future performance. Statements regarding the following subjects may be impacted by a number of risks and uncertainties such as our business strategy; our ability to obtain future financing arrangements; estimates relating to our future distributions; our understanding of our competition; market trends; and projected capital expenditures. Actual results may differ materially from those expressed in these forward-looking statements, and you should not place undue reliance on any such statements. A number of important factors could cause actual results to differ materially from the forward-looking statements contained in this document, and other factors described in the Risk Factors section of Monogram Residential Trust, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2014 and in subsequent filings with the SEC. Forward-looking statements in this press release speak only as of the date on which such statements were made, and we undertake no obligation to update any such statements that may become untrue because of subsequent events.  We claim the safe harbor protection for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

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